UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2017

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Costs Associated with Exit or Disposal Activities.
On December 12, 2017, DMC Global Inc. ("DMC") approved a plan to consolidate NobelClad's European production facilities, and expects to complete the process by the end of 2018. NobelClad’s European management has commenced discussions with local staff representatives and social partners to present the consolidation project. The proposed measures remain subject to consultation with the works council, which will be conducted in accordance with applicable French law.
Cash restructuring charges related to severance, contract termination and other associated exit costs are expected to be approximately €3.5 million ($4.0 million). A majority of the cash charges will be recorded during the 2017 fourth quarter, and will be paid in 2018. Non-cash asset impairment charges of approximately €1.5 million ($1.75 million) also will be recorded in the fourth quarter. Management estimates the consolidation will result in annual pretax cash savings of approximately €850,000 ($1.0 million).
NobelClad centralized a portion of its European production facilities after its November 2014 purchase of a state-of-the-art manufacturing center in Liebenscheid, Germany. The facility now performs the majority of NobelClad’s European explosion cladding, although some work is still conducted at a smaller facility in Rivesaltes, France. NobelClad plans to exit the Rivesaltes production facility in the coming year, but will maintain its sales and administrative office in France.
Cautionary Note Regarding Forward-Looking Statements
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including anticipated cash restructuring charges and non-cash impairment charges; estimated savings from the consolidation; and timing of recording and payment of charges. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; legal, regulatory and tax matters; potential labor disruptions; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; the outcome of ongoing litigation and regulatory matters; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2016.  We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC GLOBAL INC.

Dated: December 15, 2017	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer